                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule sec. 240.14a-11(c) or sec. 240.14a-12

                               CABOT CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

                               CABOT CORPORATION
--------------------------------------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)

PAYMENT OF FILING FEE (CHECK THE APPROPRIATE BOX):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

[CABOT LOGO]

                                                                January 16, 1998

Dear Stockholder:

     You are cordially invited to attend the Annual Meeting of Stockholders of Cabot Corporation which will be held on Thursday, March 12, 1998 at 4:00 p.m. in the Enterprise Room on the fifth floor of the State Street Bank and Trust Company, 225 Franklin Street, Boston, Massachusetts.

     Mailing of the enclosed Notice of Annual Meeting of Stockholders, Proxy Statement and proxy card to you indicates that you were a Cabot Corporation stockholder at the close of business on January 12, 1998, the record date for determining those persons entitled to receive notice of, and to vote at, the Annual Meeting.

     Whether or not you plan to attend the Annual Meeting, it is important that your shares be represented. Please complete, sign, date and mail the enclosed proxy card in the postage-paid envelope provided.

                                            Sincerely,

                                            /s/ Samuel W. Bodman
                                            SAMUEL W. BODMAN
                                            Chairman of the Board
                                            and Chief Executive Officer

--------------------------------------------------------------------------------
CABOT CORPORATION
--------------------------------------------------------------------------------
75 State Street
--------------------------------------------------------------------------------
Boston, Massachusetts 02109
--------------------------------------------------------------------------------
(617) 345-0100
--------------------------------------------------------------------------------

[CABOT LOGO]

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD MARCH 12, 1998

     The Annual Meeting of Stockholders of Cabot Corporation (the "Company"), a Delaware corporation, will be held in the Enterprise Room on the fifth floor of the State Street Bank and Trust Company, 225 Franklin Street, Boston, Massachusetts, on Thursday, March 12, 1998, at 4:00 p.m., Eastern Standard Time, for the following purposes:

     1. To elect seven persons to the Board of Directors of the Company; and

     2. To transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

     Only stockholders of record at the close of business on January 12, 1998, are entitled to receive notice of and to vote at the Annual Meeting. The transfer books of the Company will not be closed.

     Stockholders are urged to complete, sign, date and return the accompanying proxy card in the enclosed, self-addressed envelope, whether or not they plan to attend the Annual Meeting. The self-addressed envelope requires no postage if mailed in the United States. You may still vote in person if you do attend the Annual Meeting.

     The Company's 1997 Annual Report to Stockholders is being mailed to stockholders with this Notice of Annual Meeting of Stockholders and Proxy Statement.

     It is important that your shares be represented and voted at the Annual Meeting. Please exercise your right to vote and return a completed form of proxy at your earliest convenient time.

By order of the Board of Directors,

Charles D. Gerlinger
Secretary

Boston, Massachusetts
January 16, 1998

TABLE OF CONTENTS

                                                                                        PAGE
                                                                                        ----
General Information...................................................................    1

Item 1. -- Election of Directors......................................................    1
  Certain Information Regarding Directors.............................................    2
  Information on the Board of Directors and its Committees............................    6

Beneficial Stock Ownership of Directors, Nominees, Executive Officers and Persons
  Owning More than Five Percent of Common Stock.......................................    8

Executive Compensation................................................................   10
     Summary Compensation Table.......................................................   10
     Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option
      Values..........................................................................   12
     Pension Plan Table...............................................................   12
     Employment Contracts and Termination of Employment and Change in Control
       Arrangements...................................................................   13
     Compensation Committee Report on Executive Compensation..........................   13

Performance Graph.....................................................................   16

Certain Relationships and Related Transactions........................................   16

Future Stockholder Proposals..........................................................   17

Solicitation of Proxies...............................................................   17

Miscellaneous.........................................................................   17

CABOT CORPORATION
75 STATE STREET
BOSTON, MASSACHUSETTS 02109

PROXY STATEMENT

MAILED JANUARY 16, 1998, FOR
ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD MARCH 12, 1998

GENERAL INFORMATION

     This Proxy Statement and the accompanying form of proxy are furnished in connection with the solicitation by and on behalf of the Board of Directors of Cabot Corporation, a Delaware corporation (the "Company"), for use at the 1998 Annual Meeting of Stockholders (the "Annual Meeting") to be held at 4:00 p.m., Eastern Standard Time, on Thursday, March 12, 1998, at the State Street Bank and Trust Company, 225 Franklin Street, Boston, Massachusetts, and at any adjournment or postponement of the Annual Meeting. This Proxy Statement and the accompanying form of proxy were first mailed to stockholders on or about January 16, 1998.

     Stockholders attending the Annual Meeting may vote their shares in person even though they have already given a proxy. Properly executed proxies not revoked will be voted in accordance with the specifications thereon at the Annual Meeting and at any adjournment or postponement thereof. You may revoke your proxy at any time prior to its use by a written communication to Charles D. Gerlinger, Secretary of the Company, by a duly executed proxy bearing a later date received prior to the closing of the polls or by attending the Annual Meeting and voting in person. Proxies will also be considered voting instructions by participants in employee benefit plans of the Company and a former subsidiary of the Company with respect to shares of the Company's common stock and convertible preferred stock held for such participants by the trustees of such plans.

     Only stockholders of record as of the close of business on January 12, 1998, are entitled to vote at the Annual Meeting. As of that date, the Company had outstanding and entitled to vote 67,807,778 shares of common stock, par value $1.00 per share ("Common Stock"), and 68,103 shares of Series B ESOP convertible preferred stock, par value $1.00 per share ("Convertible Preferred Stock"). Each share of Common Stock is entitled to one vote and each share of Convertible Preferred Stock is entitled to 87.47 votes. State Street Bank and Trust Company, the trustee of the Cabot Corporation Employee Stock Ownership Plan ("Employee Stock Plan"), is the record owner of all of the shares of Convertible Preferred Stock and is entitled to vote such shares in accordance with instructions from participants in, and the terms of, the Employee Stock Plan.

     A quorum for the election of directors and for the consideration of such other business as may properly be presented to the Annual Meeting consists of a majority in interest of all shares of Common Stock and Convertible Preferred Stock outstanding and entitled to vote at the Annual Meeting, considered as a single class. Votes withheld for a nominee for election as a director or that reflect abstentions will be treated as present at the Annual Meeting for the purpose of determining a quorum but will not be counted as votes cast.

     There is no provision for cumulative voting. A plurality of the votes properly cast is required for the election of a director. Accordingly, abstentions will have no effect on the election of directors.

     The independent accountants for the Company are Coopers & Lybrand L.L.P. Representatives of Coopers & Lybrand L.L.P. are expected to be present at the Annual Meeting with the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

ITEM 1. -- ELECTION OF DIRECTORS

     At the Annual Meeting, Charles P. Siess, Jr. will be nominated for election to the class of directors whose terms expire in 1999, and Kennett F. Burnes, John G.L. Cabot, John S. Clarkeson, Robert P. Henderson, Roderick C.G. MacLeod and John F. O'Brien will be nominated for election to the class of directors whose terms expire in 2001. All of the nominees, except Messrs. Clarkeson and MacLeod, are currently directors of the Company and were elected by the stockholders at previous Annual Meetings. The Board of Directors expects that all of the nominees will be available for election but, if any of the nominees is not so available at the time of the Annual Meeting, proxies received will be voted for substitute nominees to be designated by the

Board of Directors or, if no such designation is made by the Board, proxies will be voted for a lesser number of nominees. In no event will the proxies be voted for more than seven nominees.

CERTAIN INFORMATION REGARDING DIRECTORS

     Set forth below, as of November 28, 1997, for each director and each nominee for election as a director of the Company is information regarding his or her age, position(s) with the Company, membership on committees of the Board of Directors of the Company, the period during which he or she has served as a director and his or her term of office, family relationship with any other director or executive officer of the Company, his or her business experience during at least the past five years and other directorships and similar positions held by him or her.
--------------------------------------------------------------------------------
          PHOTO             SAMUEL W. BODMAN
                            Age: 59
                            Position: Chairman of the Board and Chief Executive Officer
                            Committee Membership: Executive (Chairman)
                            Director since: 1987
                            Term of Office Expires: 1999
                            Business Experience:
                            Cabot Corporation:
                              Chairman of the Board -- 1988 to present
                              President -- 1991 to 1995, 1987 to 1988
                              Chief Executive Officer -- 1988 to present
                            FMR Corp. (investment advisor and mutual fund
                              manager):
                              President and Chief Operating Officer -- 1983 to 1986

                            Directorships:
                            Cabot Oil & Gas Corporation
                            John Hancock Mutual Life Insurance Company
                            Security Capital Group Incorporated
                            Westvaco Corporation

--------------------------------------------------------------------------------
          PHOTO             JANE C. BRADLEY(1)
                            Age: 70
                            Committee Memberships: Audit and Nominations
                            Director since: 1993
                            Term of Office Expires: 1999
                            Business Experience:
                            Boston Museum of Science:
                              Vice Chairman, Board of Trustees -- 1992 to present
                              Trustee -- 1989 to present
                              Overseer -- 1983 to 1989
                            Boston Symphony Orchestra:
                              Trustee Emerita -- 1988 to 1993
                              Vice Chairman, Board of Trustees -- 1985 to 1988 Harvard University:
                              Member, Board of Overseers -- 1983 to 1989

                            Directorship:
                            Fiduciary Trust Company

--------------------------------------------------------------------------------
          PHOTO             KENNETT F. BURNES
                            Age: 54
                            Position: President and Chief Operating Officer Committee Membership: Executive
                            Director since: 1992
                            Term of Office Expires: 1998 (Nominee for Election) Business Experience:
                            Cabot Corporation:
                              President -- 1995 to present
                              Chief Operating Officer -- 1996 to present
                              Executive Vice President -- 1988 to 1995

--------------------------------------------------------------------------------
          PHOTO             JOHN G.L. CABOT (1)
                            Age: 63
                            Committee Memberships: Audit and Safety, Health and Environmental Affairs
                            Director since: 1963
                            Term of Office Expires: 1998 (Nominee for Election) Business Experience:
                            Cabot Corporation:
                              Vice Chairman of the Board -- 1988 to 1995
                              Chief Financial Officer -- 1992 to 1995

                            Directorships:
                            Cabot Oil & Gas Corporation
                            Eaton Vance Corp.

--------------------------------------------------------------------------------
          PHOTO             JOHN S. CLARKESON
                            Age: 55
                            Nominee for Election
                            Business Experience:
                            The Boston Consulting Group, Inc. (management consulting):
                              Chairman of the Board -- Commencing January 1998 Chief Executive Officer and President -- 1985 to 1997

                            Directorships:
                            Director, manager or supervisor of various Boston Consulting Group subsidiaries

--------------------------------------------------------------------------------
          PHOTO             ARTHUR L. GOLDSTEIN
                            Age: 62
                            Committee Membership: Nominations
                            Director since: 1995
                            Term of Office Expires: 1999
                            Business Experience:
                            Ionics, Incorporated (water purification):
                              Chairman of the Board -- 1990 to present
                              President and Chief Executive Officer --1971 to present

                            Directorships:
                            Ionics, Incorporated
                            State Street Corporation
                            State Street Bank and Trust Company

--------------------------------------------------------------------------------
          PHOTO             ROBERT P. HENDERSON
                            Age: 66
                            Committee Memberships: Compensation (Chairman) and Executive
                            Director since: 1990
                            Term of Office Expires: 1998 (Nominee for Election) Business Experience:
                            Greylock Management Corporation (private equity
                              investment management):
                              General Partner of managed funds -- 1983 to present
                            Greylock Limited Partnership (private equity
                              investments):
                              Managing Partner -- 1990 to present

                            Directorships:
                            Allmerica Financial Corporation
                            Filene's Basement, Inc.

--------------------------------------------------------------------------------
          PHOTO             ARNOLD S. HIATT
                            Age: 70
                            Committee Memberships: Compensation and Nominations Director since: 1993
                            Term of Office Expires: 2000
                            Business Experience:
                            The Stride Rite Foundation:
                              Chairman -- 1982 to present
                            The Stride Rite Corporation (manufacturer and
                              retailer):
                              Chairman of the Board -- 1982 to 1992
                              Chief Executive Officer -- 1982 to 1989

                            Directorships:
                            Director or trustee of various Dreyfus Corporation mutual funds

--------------------------------------------------------------------------------
          PHOTO             RODERICK C.G. MACLEOD(1)
                            Age: 47
                            Nominee for Election
                            Business Experience:
                            St. Martin Finance Ltd. (private equity investment company):
                              Co-founder, principal and advisor -- 1986 to present
                            Adia S.A. (now ADECCO S.A.)(staffing industry):
                              General Manager and Senior Vice President -- 1986 to 1991 Vice President, Business Development -- 1981 to 1985

                            Directorships:
                            Select Appointments (Holdings) Plc.
                            Oxford Forecasting Services Ltd.

--------------------------------------------------------------------------------
          PHOTO             JOHN H. MCARTHUR
                            Age: 63
                            Committee Memberships: Compensation and Nominations (Chairman)
                            Director since: 1990
                            Term of Office Expires: 1999
                            Business Experience:
                            Harvard University:
                              Dean of Graduate School of Business
                              Administration -- 1980 to 1995

                            Directorships:
                            The AES Corporation
                            BCE Inc.
                            Glaxo Wellcome plc
                            Rohm and Haas Co.
                            Springs Industries, Inc.
                            The Vincam Group, Inc.

--------------------------------------------------------------------------------
          PHOTO             JOHN F. O'BRIEN
                            Age: 54
                            Committee Memberships: Audit (Chairman) and
                            Nominations
                            Director since: 1990
                            Term of Office Expires: 1998 (Nominee for Election) Business Experience:
                            Allmerica Financial Corporation (holding company):
                              President and Chief Executive Officer -- 1995 to present
                            Allmerica Financial Life Insurance and Annuity Company (insurance company):
                              Chairman of the Board -- 1989 to present
                            Allmerica Funds (investment company):
                              Chairman of the Board -- 1991 to present
                            Allmerica Investment Trust (investment company):
                              Chairman of the Board -- 1989 to present
                            Allmerica Securities Trust (investment company):
                              Chairman of the Board -- 1989 to present
                            Citizens Corporation (insurance holding company):
                              Chairman of the Board and Chief Executive
                              Officer -- 1992 to present
                              President -- 1994 to present
                            First Allmerica Financial Life Insurance Company:
                              President and Chief Executive Officer -- 1989 to present

                            Directorships:
                            ABIOMED, Inc.
                            Allmerica Financial Corporation
                            Allmerica Financial Life Insurance and Annuity
                              Company
                            Allmerica Funds (Trustee)
                            Allmerica Investment Trust (Trustee)
                            Allmerica Securities Trust (Trustee)
                            Citizens Corporation
                            First Allmerica Financial Life Insurance Company The TJX Companies, Inc.

--------------------------------------------------------------------------------
          PHOTO             DAVID V. RAGONE
                            Age: 67
                            Committee Memberships: Compensation and Safety, Health and Environmental Affairs
                            Director since: 1985
                            Term of Office Expires: 2000
                            Business Experience:
                            Massachusetts Institute of Technology:
                              Senior Lecturer -- 1988 to present
                              Visiting Professor -- 1987 to 1988
                            ASMV Management Company Limited Partnership (venture
                              capital management):
                              Partner -- 1992 to present
                              General Partner -- 1989 to 1992

                            Directorship:
                            SIFCO INC.

--------------------------------------------------------------------------------
          PHOTO             CHARLES P. SIESS, JR.
                            Age: 70
                            Committee Memberships: Audit and Safety, Health and Environmental Affairs (Chairman)
                            Director since: 1988
                            Term of Office Expires: 1998 (Nominee for Election) Business Experience:
                            Cabot Oil & Gas Corporation (energy exploration and
                              production):
                              Chairman, President and Chief Executive
                              Officer -- 1995 to present
                              Chairman and Chief Executive Officer -- 1989 to
                              1992
                            Bridas S.A.P.I.C. (oil exploration):
                              Acting General Manager -- 1993 to 1994

                            Directorships:
                            Cabot Oil & Gas Corporation
                            CAMCO, Inc.
                            Rowan Companies, Incorporated

--------------------------------------------------------------------------------
          PHOTO             MORRIS TANENBAUM
                            Age: 69
                            Committee Memberships: Compensation and Nominations Director since: 1981
                            Term of Office Expires: 2000
                            Business Experience:
                            AT&T Corp.:
                              Vice Chairman -- 1986 to 1991

                            Directorship:
                            American Electric Power Company, Inc.

--------------------------------------------------------------------------------
          PHOTO             LYDIA W. THOMAS
                            Age: 53
                            Committee Memberships: Audit and Safety, Health and Environmental Affairs
                            Director since: 1994
                            Term of Office Expires: 2000
                            Business Experience:
                            Mitretek Systems, Inc. (research and development for
                              public interest):
                              President and Chief Executive Officer -- 1996 to present
                              Senior Vice President and General Manager -- 1996
                            The MITRE Corporation, Center for Environment,
                              Resources and Space:
                              Senior Vice President and General Manager -- 1992 to 1996
                              Vice President -- 1989 to 1992
                              Technical Director -- 1982 to 1989

                            Charles Stark Draper Laboratory Inc.:
                              Member

--------------------------------------------------------------------------------
          PHOTO             MARK S. WRIGHTON
                            Age: 48
                            Committee Memberships: Compensation and Safety, Health and Environmental Affairs
                            Director since: 1997
                            Term of Office Expires: 2000
                            Business Experience:
                            Washington University in St. Louis:
                              Chancellor and Professor of Chemistry -- 1995 to present
                            Massachusetts Institute of Technology:
                              Provost -- 1990 to 1995
                              Head of Department of Chemistry -- 1987 to 1990

                            Directorships:
                            Helix Technology Corporation
                            Ionics, Incorporated
                            OIS Optical Imaging Systems, Inc.

--------------------------------------------------------------------------------
     (1) John G.L. Cabot is a first cousin of Jane C. Bradley's spouse; Roderick C.G. MacLeod's spouse is a first cousin once removed of John G.L. Cabot and Jane C. Bradley's spouse.
INFORMATION ON THE BOARD OF DIRECTORS AND ITS COMMITTEES

     General

     The Board of Directors of the Company held six meetings during the 1997 fiscal year. The Board has five standing Committees: the Audit Committee, Compensation Committee, Executive Committee, Nominations Committee and Safety, Health and Environmental Affairs Committee (the "SH&E Committee"). Membership on each Committee is listed above on pages 2 through 6. The Audit, Compensation, Nominations and SH&E Committees are presently composed entirely of non-employee directors. The Executive Committee is presently composed of two employee directors and one non-employee director.

     Board Committees

     The Audit Committee annually recommends the independent accountants to be appointed by the Board of Directors as the auditors of the Company and its subsidiaries. It reviews the arrangements for and the results of the auditors' examination of the Company's books and records, auditors' compensation, internal accounting control procedures and activities and recommendations of the Company's internal auditors. It also reviews the Company's accounting policies, control systems and compliance activities. The Committee reports to the Board on Audit Committee activities and makes such investigations as it deems appropriate. The Audit Committee met two times during the 1997 fiscal year.

     The Compensation Committee establishes policies applicable to executive compensation and determines the salaries, bonuses and other remuneration of the officers of the Company who are also directors (for a further description of those policies and activities, see the Committee's Report on pages 13 through
15). In addition, the Committee determines whether any discretionary contributions will be made by the Company to the Cabot Retirement Incentive Savings Plan (the "Savings Plan"). It administers the Company's supplemental employee benefit plans. It also administers the long-term equity incentive plans, including the adoption of the rules and regulations therefor, the designation of participants and the determination of the size and terms of awards. The Committee reviews the activities of the Company's Benefits and Investment Committees and reviews the Company's human resources policies and certain compliance activities. It also makes recommendations to the Board of Directors with respect to directors' compensation. The Compensation Committee met three times and took action by written consent three times during the 1997 fiscal year.

     The Executive Committee reviews and, where appropriate, approves corporate action with respect to the conduct of the business of the Company between Board meetings. Actions taken by the Executive Committee are regularly reported to the Board at its next meeting. The Executive Committee met two times and took action by written consent four times during the 1997 fiscal year.

     The Nominations Committee considers and proposes to the Board of Directors policies for the Board and nominees for membership on the Board of Directors. Nominees suggested by stockholders and sent to the Committee in care of the Chairman of the Board will be considered by the Committee. The Nominations Committee met two times during the 1997 fiscal year.

     The SH&E Committee reviews the Company's safety, health and environmental management programs and major hazards analyses. The Committee consults with the Company's internal and external safety, health and environmental advisors regarding the management of those programs. It also reviews the Company's environmental spending. The SH&E Committee met three times during the 1997 fiscal year.

     Board Compensation

     Directors who are not employees of the Company were compensated during fiscal year 1997 by the issuance of 1,600 shares of Common Stock, pursuant to the Company's Non-Employee Directors' Stock Compensation Plan, and four quarterly cash payments of $3,500. Non-employee directors also received $1,200 for attending each Board meeting and each meeting of a Committee of which they were a member. Non-employee directors who are Committee chairmen also received an additional fee of $500 per quarter. Directors who are employees of the Company received no additional compensation for their duties as directors. All directors were also reimbursed for travel expenses incurred in attending all Board and Committee meetings and were covered by the Company's travel accident insurance policy.

     From time to time the Company's directors provide advice and consultation to the Company, in addition to their regular duties as directors, for which they are compensated by the Company. During the 1997 fiscal year Mr. Wrighton was paid $1,200 for such services.

     During fiscal 1997, the Board of Directors approved an amendment to the Cabot Corporation Deferred Compensation Plan, permitting directors to defer receipt of their cash retainer and Board and Committee meeting fees for a period of at least three years or until they leave the Board of Directors. Such deferred amounts are accrued in a memorandum account and either (i) credited with interest at a rate equal to Moody's Corporate Bond Rate, or (ii) treated as invested in phantom stock units, based on the market price of shares of Company Common Stock at the time of deferral with phantom dividends being accrued and treated as if reinvested in phantom stock units.

     All incumbent directors attended at least 75% of the meetings of the Board and Committees held while they were members during the 1997 fiscal year.

     Board Retirement Policy

     The Board of Directors has adopted a retirement policy, which states that a director shall submit his or her resignation to the Chairman of the Board prior to, and effective at, the Annual Meeting of Stockholders of the Company next following the calendar year of (i) such director's seventieth birthday, in the case of a director first elected to the Board prior to his or her sixtieth birthday, or (ii) such director's seventy-second birthday, in the case of a director first elected to the Board on or after his or her sixtieth birthday.

BENEFICIAL STOCK OWNERSHIP OF DIRECTORS, NOMINEES, EXECUTIVE OFFICERS AND PERSONS OWNING MORE THAN FIVE PERCENT OF COMMON STOCK

     The following table sets forth certain information regarding beneficial ownership of the Company's Common Stock as of November 28, 1997 (including shares of Common Stock subsequently issued to the trustee of the Savings Plan for Company contributions accrued as of that date) by (a) each person known by the Company to own beneficially more than 5% of its Common Stock, (b) each director and nominee for election as a director of the Company and each of the executive officers named in the Summary Compensation Table below, and (c) all current directors, nominees and executive officers as a group. The number of shares of Common Stock shown as beneficially owned by State Street Bank and Trust Company includes shares issuable upon conversion of Convertible Preferred Stock held by that bank as trustee of the Employee Stock Plan (the Employee Stock Plan and the Savings Plan referred to collectively herein as the "Plans"). The number of shares of Common Stock shown for each person who is a participant in the Plans includes shares issuable upon conversion of shares of Convertible Preferred Stock allocated to such participant's respective account under the Employee Stock Plan, as well as the shares issuable upon the exercise of stock options (see note 9 below). The shares of Common Stock allocated to the accounts of named participants in the Plans constitute less than 1% of the Common Stock of the Company and the shares of Convertible Preferred Stock allocated to the accounts of named participants in the Employee Stock Plan constitute less than 1% of the Convertible Preferred Stock of the Company (see note 1 below).

                                     VOTING POWER           INVESTMENT POWER                   PERCENT
                                 ---------------------   ----------------------                  OF
             NAME                  SOLE       SHARED       SOLE        SHARED       TOTAL       CLASS
------------------------------------------------------------------------------------------------------
Holders of More than Five
----------------------------
  Percent of Common Stock
 ------------------------------
  State Street Bank and
     Trust Company
     225 Franklin Street
     Boston, MA................    863,402   9,459,460     413,148    9,915,614   10,328,762(1)  13.93%
Directors, Nominees and Executive Officers
------------------------------------------
  Samuel W. Bodman.............  1,075,045       2,790   1,075,045        2,790    1,251,170(2)   1.83%
  Jane C. Bradley..............    117,880   2,284,148     117,880    2,284,148    2,402,028(3)   3.52%
  Kennett F. Burnes............    305,021      -0-        305,021      -0-          494,365(4)      *
  John G.L. Cabot..............  1,789,372   1,398,064   1,789,372    1,398,064    3,187,436(5)   4.67%
  Winfred R. Cates.............     56,297      -0-         56,297      -0-           98,969(6)      *
  John S. Clarkeson............     -0-          2,000      -0-           2,000        2,000        *
  Arthur L. Goldstein..........      3,400      -0-          3,400      -0-            3,400        *
  Robert P. Henderson..........     15,600      -0-         15,600      -0-           15,600        *
  Arnold S. Hiatt..............     11,305      -0-         11,305      -0-           11,305        *
  Roderick C.G. MacLeod........     24,000      10,000      24,000       10,000       34,000        *
  John H. McArthur.............      8,469      -0-          8,469      -0-            8,469        *
  John F. O'Brien..............     12,000      -0-         12,000      -0-           12,000        *
  David V. Ragone..............     14,400      37,600      14,400       37,600       52,000(7)      *
  Robert Rothberg..............    108,449       4,000     108,449        4,000      112,449        *
  Charles P. Siess, Jr.........     31,868      -0-         31,868      -0-           31,868        *
  Morris Tanenbaum.............     45,656      -0-         45,656      -0-           45,656        *
  Lydia W. Thomas..............      4,800      -0-          4,800      -0-            4,800        *
  Mark S. Wrighton.............      1,000      -0-          1,000      -0-            1,000        *

                                     VOTING POWER           INVESTMENT POWER                   PERCENT
                                 ---------------------   ----------------------                  OF
             NAME                  SOLE       SHARED       SOLE        SHARED       TOTAL       CLASS
------------------------------------------------------------------------------------------------------
  Donald R. Young..............     74,446      -0-         74,446      -0-           83,246(8)      *
  All directors, nominees and
     executive officers as a
     group (21 persons)........  3,741,399   2,732,310   3,741,399    2,732,310    6,887,860(9)  10.03%

---------------
  * Less than one percent.

(1) Shares of Common Stock shown as being beneficially owned by the State Street Bank and Trust Company include: (i) 1,755,262 shares of Common Stock held as trustee of the Savings Plan; and (ii) 219,629 shares of Common Stock, and 5,956,969 additional shares of Common Stock issuable upon conversion of 68,103 shares of Convertible Preferred Stock (100% of the class), held as trustee of the Employee Stock Plan.

(2) Includes 173,336 shares of Common Stock which Mr. Bodman has the right to acquire pursuant to stock options and 2,790 shares as to which beneficial ownership is disclaimed.

(3) Includes 2,284,148 shares as to which beneficial ownership is disclaimed, and 1,006,292 shares as to which voting power is shared with John G.L. Cabot and is reflected in the aggregate number of shares owned beneficially by Mr. Cabot (see note 5 below).

(4) Includes 189,344 shares of Common Stock which Mr. Burnes has the right to acquire pursuant to stock options.

(5) Includes 1,398,064 shares as to which beneficial ownership is disclaimed, and 1,006,292 shares as to which voting power is shared with Jane C. Bradley and is reflected in the aggregate number of shares owned beneficially by Ms. Bradley (see note 3 above).

(6) Includes 42,672 shares of Common Stock which Mr. Cates has the right to acquire pursuant to stock options.

(7) Includes 12,000 shares as to which beneficial ownership is disclaimed.

(8) Includes 8,800 shares of Common Stock which Mr. Young has the right to acquire pursuant to stock options.

(9) Shares of Common Stock shown as being beneficially owned by directors, nominees and executive officers as a group include: (i) 414,152 shares which such individuals have the right to acquire pursuant to stock options; (ii) 109,910 shares held for their benefit by the State Street Bank and Trust Company as trustee of the Savings Plan; (iii) 36,689 shares of Common Stock (including 31,705 shares issuable upon conversion of 362 shares of Convertible Preferred Stock) held for their benefit by the State Street Bank and Trust Company as trustee of the Employee Stock Plan; and (iv) 2,690,710 shares of Common Stock as to which beneficial ownership is disclaimed.

EXECUTIVE COMPENSATION

     SUMMARY COMPENSATION TABLE

     The Summary Compensation Table provides certain compensation information for the Chief Executive Officer of the Company and the four other most highly compensated executive officers of the Company who were employed by the Company on September 30, 1997, for services rendered by them during fiscal years 1997, 1996 and 1995. The information includes base salaries, bonuses and long-term compensation grants made to each such executive officer in those years as well as information regarding the value of certain other compensation reportable for such executive officers.

                           SUMMARY COMPENSATION TABLE

                                                                     LONG-TERM
                                                                    COMPENSATION
                                                 ANNUAL                AWARDS
                                              COMPENSATION          ------------      ALL OTHER
                                          ---------------------      RESTRICTED      COMPENSATION
       NAME & PRINCIPAL                    SALARY       BONUS          STOCK         ------------
           POSITION              YEAR       ($)          ($)           ($)(1)           ($)(2)
-------------------------------------------------------------------------------------------------
Samuel W. Bodman                 1997     $675,000     $500,000      $1,146,000        $219,170
     Chairman of the             1996     $675,000     $650,000      $1,281,752        $135,101
     Board and Chief             1995     $645,833     $800,000      $  800,000        $116,957
     Executive Officer

Kennett F. Burnes                1997     $475,000     $300,000      $  716,250        $140,655
     President                   1996     $475,000     $375,000      $  801,095        $106,210
                                 1995     $445,833     $450,000      $  500,000        $106,233

Winfred R. Cates                 1997     $230,000     $ 70,000      $  214,875        $ 38,196
     Senior Vice                 1996     $230,000     $100,000      $  272,372        $ 37,555
     President                   1995     $221,250     $150,000      $  150,000        $ 24,916

Robert Rothberg                  1997     $260,000     $120,000      $  286,500        $ 64,890
     Vice President and          1996     $260,000     $150,000      $  320,438        $ 54,801
     General Counsel             1995     $254,167     $200,000      $  240,000        $ 55,977

Donald R. Young                  1997     $268,750     $150,000      $  322,313        $ 45,754(3)
     Vice President              1996     $250,000     $160,000      $  320,438        $ 33,034(3)
                                 1995     $201,250     $150,000      $  130,000        $ 21,659(3)

---------------

(1) The value of the shares of restricted stock set forth in the Table was determined based upon the fair market value of such shares on the date of grant less the amount paid by the named executive officer to the Company for such shares. The following named executive officers were granted the following shares of restricted stock in May 1997 under the Company's 1996 Equity Incentive Plan: Mr. Bodman: 80,000 shares; Mr. Burnes: 50,000 shares; Mr. Cates: 15,000 shares; Mr. Rothberg: 20,000 shares; and Mr. Young: 22,500 shares.

    The number and value (calculated at fair market value as of September 30, 1997 ($26.9375 per share), less the amount paid by the named executive officer) of all restricted stock of the Company held by the named executive officers on September 30, 1997 (including the shares referred to in the column headed "Restricted Stock"), were as follows: Mr. Bodman: 240,000 shares ($4,046,496); Mr. Burnes: 150,000 shares ($2,529,060); Mr. Cates:
    47,000 shares ($791,231); Mr. Rothberg: 64,000 shares ($1,079,374); and Mr.
    Young: 55,500 shares ($936,530).

    The restricted stock set forth in the Table vests, in whole, three years from the date of grant. In accordance with the Company's long-term incentive compensation program under the 1996 Equity Incentive Plan, each of the named individuals paid to the Company 40% of the fair market value of the shares of stock awarded in 1996 and 1997 listed in this footnote on the date of grant, and under the Equity Incentive Plan adopted in 1988, each of the named individuals paid to the Company 50% of the fair market value of the shares of stock awarded in 1995 listed in this footnote on the date of grant. Some of the funds for the payment for restricted stock were borrowed from Merrill Lynch Bank & Trust Co. (the "Bank") by all of the named executive officers under a loan facility available to all recipients of restricted stock grants under this program. The recipients, including the named executive officers, borrowing funds from the Bank are obligated to pay interest on the loans at the prime rate and to repay the funds borrowed. Shares purchased with borrowed funds must be pledged to the Bank as collateral for the loans when the restrictions lapse. The Company also guarantees payment of the loans in the event the recipients fail to honor their obligations. Dividends are paid on the shares of restricted stock.

(2) The information in the column headed "All Other Compensation" includes matching contributions to the Savings Plan and accruals under a supplemental retirement incentive savings plan (collectively, the "CRISP") for fiscal year 1997 and contributions to the Employee Stock Plan and accruals under a supplemental employee stock ownership plan (collectively, the "ESOP") for fiscal year 1997 on behalf of the named executive officers in the following amounts: Mr. Bodman: CRISP: $74,531, ESOP: $144,639; Mr. Burnes: CRISP:
    $47,812, ESOP: $92,843; Mr. Cates:  CRISP: $17,269, ESOP: $20,927; Mr.
    Rothberg: CRISP: $16,734, ESOP: $46,490; and Mr. Young: CRISP: $21,066,
    ESOP: $24,688. The supplemental retirement incentive savings plan and supplemental employee stock ownership plan were established by the Company to provide benefits to executive officers and other officers and managers of the Company in circumstances in which the maximum limits established under the Employee Retirement Income Security Act of 1974 ("ERISA") and the Internal Revenue Code (the "Code") prevent participants in the Savings Plan or the Employee Stock Plan from receiving some of the benefits provided under those qualified plans. Included in the amounts shown above are accruals for an additional benefit under the supplemental employee stock ownership plan equal to the total benefit each of Messrs. Bodman, Burnes and Rothberg would have accrued for the fiscal year under the Employee Stock Plan if the limitations of ERISA and the Code were not applicable.

    The Company provides executive officers and other managers, including the named executive officers, with death benefit protection in the amount of three times their salaries, including $50,000 of group life insurance coverage. No amount has been included in the column headed "All Other Compensation" for this benefit because no amount was accrued by the Company for the benefit, and the benefit, other than the group life insurance (which is available to all employees in amounts determined by the level of their salaries), is not funded by insurance on the lives of any of the named executive officers. The Company's cost of the program generally is funded by insurance on the lives of various other present and former employees of the Company. The value of this benefit, based upon the taxable income which it would constitute if it were insurance, does not exceed $18,000 per year for any named executive officer.

(3) These amounts do not include payments of $198,715, $150,252 and $281,990 made to Mr. Young by the Company in fiscal years 1997, 1996 and 1995, respectively, in connection with his assignment in Pacific Asia. These relocation and expatriate equalization payments were made pursuant to the Company's expatriate policy. Portions of those payments relate to prior years' taxes.

     AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION VALUES

     The following table sets forth information with respect to the number of unexercised stock options held by each named executive officer on September 30, 1997, and the value of the unexercised in-the-money options at that date. None of the named executive officers exercised stock options during fiscal 1997. The options shown in the table were granted during the years 1988 through 1991 and vested in equal amounts over a period of four years from the date of grant. All outstanding options were vested as of September 30, 1997, and, therefore, are currently exercisable.

                    AGGREGATED FISCAL YEAR-END OPTION VALUES

                                                                                          VALUE OF
                                                                  NUMBER OF              UNEXERCISED
                                                                 SECURITIES             IN-THE-MONEY
                                                                 UNDERLYING              OPTIONS AT
                                                             UNEXERCISED OPTIONS           FISCAL
                                                            AT FISCAL YEAR-END(#)      YEAR-END($)(1)
                                                            ---------------------     -----------------
NAME                                                             EXERCISABLE             EXERCISABLE
-------------------------------------------------------------------------------------------------------
Samuel W. Bodman..........................................         173,336               $ 3,322,960
Kennett F. Burnes.........................................         189,344               $ 3,491,184
Winfred R. Cates..........................................          42,672               $   786,216
Robert Rothberg...........................................           --                       --
Donald R. Young...........................................           8,800               $   166,650

---------------
(1) The value of unexercised in-the-money options at September 30, 1997, was determined by taking the difference between the fair market value of Company Common Stock on September 30, 1997 ($26.9375 per share) and the option exercise price, multiplied by the number of shares underlying such options at that date. The values have not been realized and may not be realized. The options have not been exercised and may never be exercised. In the event the options are exercised, their value will depend upon the fair market value of the underlying Company Common Stock on the date of exercise.

     PENSION PLAN TABLE

     Under the Cash Balance Plan (the "Plan"), for each year beginning with the Plan year commencing October 1, 1988, the Company provides participants, including the executive officers named in the Summary Compensation Table, with annual pay-based credits of 3% of eligible compensation during the first five years of service, 3.5% for the next five years and 4% after 10 years of service plus additional credits of 2% of earnings in excess of the Social Security Wage Base. All balances in the accounts of participants are credited with interest at the one-year U.S. Treasury bill rate determined as of November of the previous year until the participants commence receiving benefit payments. For the Plan year 1997, the interest rate was 5.42%. At retirement, participants eligible for benefits may receive the balance standing in their account in a lump sum or as a monthly pension having equivalent actuarial value. Benefits for service through September 30, 1988 are based on the Plan formula then in effect, and have been provided for through the purchase of a group annuity contract issued by an insurance company. Certain employees, including Mr. Cates, have rights to additional benefits attributable to their previous participation in the Plan or prior plans, as explained further below.

     The Plan, as amended effective October 1, 1988, included special grandfathering provisions for participants who met certain age and service requirements at September 30, 1988. The Plan provides for the payment to those participants of any shortfall if the sum of (a) the amount actually payable under the Plan attributable to their account balances, (b) the value of their annuity, and (c) the amount which would be standing to the participant's credit at retirement if the Company had contributed 4% of earnings after October 1, 1988 with interest credited at the rate of the change in the S&P Midcap 400 Index does not equal or exceed the value of the retirement income calculated on the basis of the pre-amendment pension formula.

     The Pension Plan Table appearing below sets forth the estimated annual benefit payable to each of the individuals named in the Summary Compensation Table as a single life annuity at age 65 under the Plan and the supplemental cash balance plan (collectively the "CBP"). The supplemental cash balance plan was created by the Company to provide benefits to executive officers and other officers and managers of the Company in circumstances in which the maximum limits established under ERISA and the Code prevent participants from receiving some of the benefits provided under the Plan, a qualified plan. In addition to the supplemental benefit relating to such limits, Messrs. Bodman, Burnes and Rothberg each accrued an additional benefit under the supplemental cash balance plan equal to the total benefit each would have accrued for fiscal year 1997 under the Plan if such limits were not applicable. The amounts set forth in the following table assume that Messrs. Bodman, Burnes, Cates, Rothberg and Young each continue to be employed by the Company until age 65 at his annual base salary at September 30, 1997 and with an annual bonus equal to the average of his annual bonuses for fiscal years 1995, 1996 and 1997. The definition of "compensation" in the Plan was amended effective July 1, 1996 to include bonuses.

                               PENSION PLAN TABLE

                                                         ANNUAL BENEFIT
                        EXECUTIVE OFFICER                   PAYABLE
                        -----------------------------------------------
                        Samuel W. Bodman...............     $278,700
                        Kennett F. Burnes..............     $268,500
                        Winfred R. Cates...............     $115,700
                        Robert Rothberg................     $181,000
                        Donald R. Young................     $184,600

     EMPLOYMENT CONTRACTS AND TERMINATION OF EMPLOYMENT AND CHANGE IN CONTROL ARRANGEMENTS

     None of the executive officers named in the Summary Compensation Table has an employment agreement with the Company.

     All of the executive officers named in the Summary Compensation Table participate in benefit plans sponsored by the Company including the CBP, CRISP, ESOP, the Equity Incentive Plan adopted in 1988 and the 1996 Equity Incentive Plan. Each of those plans provides that, upon the occurrence of a change in control, any benefits granted or contributed by the Company for the benefit of participants, including those executive officers, will vest in such individuals.

     In January 1998, the Board of Directors approved the Cabot Corporation Senior Management Severance Protection Plan (the "Senior Management Plan") and the Cabot Corporation Key Employee Severance Protection Plan (the "Key Employee Plan," and together with the Senior Management Plan, the "Severance Plans"). Under the Severance Plans, in case of a change in control, a participant whose employment with the Company terminates within three years after the change in control other than for cause, disability, death or certain other specified reasons, is entitled to a severance benefit. Under the Senior Management Plan, the severance benefit is two times the participant's annual cash compensation (salary plus bonus); under the Key Employee Plan, the severance benefit is equal to one times the participant's annual cash compensation. To the extent a participant in either of the Severance Plans is entitled to severance benefits of the type provided under the Severance Plans under any other plan or program provided by the Company or its affiliates, or pursuant to any agreement with the Company or its affiliates, the provision of such other benefits counts toward the Company's obligation to provide the benefits under the Severance Plans so that the benefits are not duplicative. In addition, a person who is a participant in both Severance Plans shall only receive benefits under the Senior Management Plan. Messrs. Bodman, Burnes, Cates, Rothberg and Young are participants in the Senior Management Plan. The Severance Plans were not adopted in response to any particular threat.

     COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The Compensation Committee of the Board of Directors of Cabot Corporation is composed of six non-employee directors. It is responsible for, among other matters, establishing policies applicable to the compensation of the Company's executive officers and reporting on such policies to the Board of Directors and stockholders; determining the salaries, incentive compensation and other remuneration of executive officers of the Company who are directors; and reviewing salaries, compensation and remuneration for all other officers of the Company. The Committee regularly reviews the effectiveness of the Company's executive compensation practices and revises them as appropriate. This is a report on the compensation philosophy of the Committee and its executive compensation activities during fiscal year 1997.

     Executive Compensation Philosophy

     The Committee's philosophy is to compensate the Company's executive officers based on factors described below in a range that is generally competitive with compensation paid by comparable companies. Certain of the companies compared for compensation purposes are included in the S&P Chemicals Index or the S&P Specialty Chemicals Index, both of which indices are used in the Performance Graph on page 16. The objectives of the Committee's executive compensation policies are to attract and retain highly qualified executives, motivate them to achieve the business objectives of the Company and link their long-term interests with those of the stockholders.

     The principal components of the Company's executive compensation are base salary, performance-based annual incentive payments and long-term incentive grants. Base salary is a fixed amount that is the foundation to which performance-based incentive compensation is added as earned. The level of base salary is determined in general by comparing base salaries for similar positions paid by comparable companies but is also set on a basis which enables the Company to offer a total compensation package which will attract and retain key executives. Annual incentive payments are based on an evaluation of performance against objectives which are set at the beginning of each fiscal year and reviewed at its conclusion, with the objective of motivating the executive officers to carry out the Company's annual business plan by rewarding them upon its accomplishment. Long-term incentive grants are intended to promote superior future performance. They are aimed primarily at retaining executives and satisfying the objective of linking executives' long-term interests with those of the stockholders. Each long-term incentive grant involves a specific number of shares of Company Common Stock, which the executive officer may elect either to purchase as shares of restricted stock at 40% of the market price of such stock on the date of grant or to receive as non-qualified stock options exercisable at 100% of the market price of such stock on the date of the grant. Both the restricted stock and the stock options are subject to a three-year vesting period, and the benefits of both types of grants (other than dividends paid on the restricted stock) will be forfeited if the executive leaves the Company prior to the end of such three-year period for any reason other than death or disability, unless the Committee, in its sole discretion, determines otherwise.

     The Committee's evaluations of the Company's executive officers are based on the Committee's review of each officer's performance, responsibilities, achievements in managing his individual business units or staff responsibilities and expectations of future performance. The Committee's evaluations also take into consideration Mr. Bodman's views of the performance of the executive officers other than himself. The Committee obtains other Board members' evaluations of Mr. Bodman's performance and seeks their input on Mr. Bodman's compensation. In 1997, short-term incentive payments were based 50% on meeting corporate financial objectives and 50% on the Committee's evaluations of the performance of a manager measured against objectives in the Company's budget for fiscal 1997 and in the Company's long-range plans.

     Chief Executive Officer's Compensation

     The Committee determines Mr. Bodman's compensation level based upon four areas of performance, namely, the Company's financial results and achievement of other previously established non-financial criteria, improvement in the Company's shareholder value, his leadership efforts and business development results. For fiscal year 1997, each of those four areas was given approximately equal weight. In comparing Mr. Bodman's performance and responsibilities with those of comparable companies, the Committee identifies companies having similar types of businesses and characteristics and evaluates the compensation practices of those companies compared to the Company's practices. The base salary, incentive payment and long-term incentive grant made to Mr. Bodman as described in this report were made based on the Committee's view of Mr. Bodman's performance as described below.

     Base Salary. Mr. Bodman received a base salary for fiscal year 1997 of $675,000, the same salary paid to him in fiscal year 1996 and authorized by the Committee in May 1995. The decision of the Committee not to give a salary increase reflects the decision of the Committee to place greater emphasis on rewarding executives for performance with incentive compensation.

     Annual Incentive Payment. Mr. Bodman received an annual incentive payment for fiscal year 1997 of $500,000; he received an annual incentive payment for fiscal year 1996 of $650,000. In determining the 1997 payment, the Committee noted that fiscal year 1997 had been a difficult year for the Company because of economic and competitive pressures, particularly in Europe, and because of the slowdown in the electronics industry in the first part of the fiscal year. Nevertheless, the Committee noted that the Company had achieved a return on shareholders' equity before special items of 14.2%, a level that placed the Company approximately in the middle of the group of comparable companies, and that the price of the Company's Common Stock had retained nearly the strength shown in fiscal year 1996. The Committee also considered Mr. Bodman's achievements in advancing several new products and businesses including the construction of new plants and production lines in Canada and Malaysia and the bringing "on stream" of new inkjet and specialty fluids products. The Committee also regarded the efforts by management to achieve several non-financial objectives including cost reductions, increased revenues from new products and businesses and establishment of a new Visions and Values program as being important to the Company. The Committee considered these results highly satisfactory and reflecting very good performance and leadership by Mr. Bodman.

     Long-Term Incentive Grant. The Committee determines long-term incentive grants for the Chief Executive Officer on the basis of his responsibilities, his past performance and his opportunity to affect the future performance of the Company. On this basis, in fiscal year 1997, Mr. Bodman received a grant of 80,000 shares of Cabot Common Stock, the same number of shares granted to him in fiscal year 1996. Factors considered by the Committee in making the 1997 grant included the sound financial and strategic position of the Company and growth of the Company's efforts to advance new products and businesses. Mr. Bodman exercised his grant by purchasing shares of restricted stock.

     One Million Dollar Cap on Deductibility of Compensation

     The Committee reviewed the regulations under Section 162(m) of the Internal Revenue Code which limit the deductibility of compensation paid by public companies to specified executive officers whose compensation, determined in accordance with Section 162(m), exceeds one million dollars in a particular year. Based on Mr. Bodman's and the other named executive officers' compensation in fiscal 1997, the Committee determined that it is unlikely that Section 162(m) will have a significant impact on the Company in the near term. Given the importance to the Company of proper incentives and the relative costs to the Company under Section 162(m), the Committee believes that the proper focus should be on improving the effectiveness of the Company's compensation plans and not primarily on the costs under Section 162(m). The Committee will continue to monitor the impact of Section 162(m) on the Company.

                                                                January 16, 1998

Robert P. Henderson (Chairman)
Arnold S. Hiatt
John H. McArthur
David V. Ragone
Morris Tanenbaum
Mark S. Wrighton

PERFORMANCE GRAPH

     The following graph compares the cumulative return for Company Common Stock during the five fiscal years commencing October 1, 1992, with the S&P 500 Stock Index, the S&P Midcap 400 Index, the S&P Specialty Chemicals Index and the S&P Chemicals Index. The graph assumes $100 was invested on October 1, 1992 in Company Common Stock and $100 in each of the S&P Indexes. The comparison assumes that all dividends are reinvested.

                COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN
                                  [LINE GRAPH]

                                      LOGO
                                             1992      1993      1994      1995      1996      1997

Cabot Corporation                           100.00    118.32    118.52    234.90    250.09    245.48
S&P 500 Stock Index                         100.00    113.00    117.17    152.02    182.93    256.92
S&P Miccap 400 Index                        100.00    124.03    136.02    158.49    180.68    251.33
S&P Specialty Chemicals Index               100.00    108.31    104.02    133.76    144.12    162.81
S&P Chemicals Index                         100.00    108.16    142.39    168.99    218.09    284.98

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     Normally, directors and officers of the Company are prohibited by Company policy from selling Company Common Stock in the market except during certain "window periods" and then only with the permission of the Company. The purchases of shares of Company Common Stock described below were each made during a period when the Company was repurchasing shares in the market and/or officers and directors of the Company were prohibited from selling shares in the market because it was not a "window period." The shares repurchased by the Company in the transactions described below were applied toward the Company's stock repurchase programs.

     In May 1997, in connection with the vesting of shares of restricted stock which had been awarded to employees of the Company in 1994 under the Company's Equity Incentive Plan adopted in 1988, the Company purchased an aggregate of 203,252 shares of its Common Stock from certain employees, as a means of enabling those employees to satisfy certain withholding tax and loan obligations which arose from the vesting of such shares. The purchase price paid for each such share of stock was $24.6250, the closing price of the Company's Common Stock on the New York Stock Exchange on May 13, 1997. As part of that transaction, the Company purchased: 24,081 shares from Kennett F. Burnes, President, Chief Operating Officer and a director of the Company; 5,645 shares from Winfred R. Cates, Senior Vice President of the Company; 6,260 shares from Kenyon C. Gilson, Executive Vice President (resigned effective July 31, 1997) of the Company; 5,164 shares from Paul J. Gormisky, Vice President and (at that time) Controller of the Company; 7,056 shares from Robert Rothberg, Vice President and General Counsel of the Company; and 6,233 shares from Donald R. Young, Vice President of the Company.

     In July 1997, the Company purchased 100,000 shares of the Company's Common Stock for a purchase price of $27.625 per share from Mr. Bodman. In February and July 1997 the Company purchased 6,000 shares of the Company's Common Stock for a purchase price of $23.500 per share and 9,100 shares of the Company's Common Stock for a purchase price of $27.625 per share from Mr. Cates. In May 1997, the

Company purchased 5,000 shares of the Company's Common Stock for a purchase price of $25.000 per share, and 4,740 shares of the Company's Common Stock at a purchase price of $25.250 per share from Mr. Gilson. In July 1997, the Company purchased 5,000 shares of the Company's Common Stock for a purchase price of $27.625 per share from Mr. Rothberg. The price paid for the above shares was the closing price of the Company's Common Stock on the New York Stock Exchange on the date of each respective purchase.

     In July 1997, Kenyon C. Gilson entered into a Separation and Noncompetition Agreement (the "Separation Agreement") with the Company in connection with his resignation from the Company. The Separation Agreement provides that, as consideration for Mr. Gilson's agreement to provide occasional consulting services to the Company through calendar year 1998 and not to compete with the Company with respect to certain businesses until July 1999, the Company will pay Mr. Gilson an amount equal to the closing price of Company Common Stock on the New York Stock Exchange on May 11, 1998, multiplied by 20,000, less $200,000. Such payment is to be made in May 1998. In addition, pursuant to the Separation Agreement, the Company repurchased 20,000 unvested shares granted to Mr. Gilson under the Company's Equity Incentive Plan adopted in 1988 at a price of $10.00 per share, and 20,000 unvested shares granted to Mr. Gilson under the Company's 1996 Equity Incentive Plan at a price of $10.6813 per share. Those prices were the prices paid by Mr. Gilson for such shares.

     The Company made an interest-free loan to Winfred R. Cates, Senior Vice President of the Company, in connection with his relocation to the Boston, Massachusetts area. The largest amount outstanding at any one time under this loan during fiscal year 1997 was $197,000. This loan was repaid by Mr. Cates during fiscal year 1997.

FUTURE STOCKHOLDER PROPOSALS

     Any stockholder proposal intended for inclusion in the proxy statement for the 1999 Annual Meeting of Stockholders of the Company must be received by the Company at its offices at 75 State Street, Boston, Massachusetts 02109-1806, by September 19, 1998, and should be sent to the attention of Sarah W. Saunders, Assistant Secretary.

SOLICITATION OF PROXIES

     The cost of soliciting proxies in the enclosed form will be borne by the Company. In addition to solicitation by mail, officers and other employees of the Company may solicit proxies personally, by telephone, by facsimile and by telegraph. The Company may request banks and brokers or other similar agents or fiduciaries to transmit the proxy material to the beneficial owners for their voting instructions and will reimburse them for their expenses in so doing. D.F. King & Co., Inc., New York, New York, has been retained to assist the Company in the solicitation of proxies at a fee estimated not to exceed $10,000.

MISCELLANEOUS

     The management does not know of any matters to be presented at the Annual Meeting other than those set forth in the Notice of Annual Meeting of Stockholders. However, if any other matters properly come before the Annual Meeting, the persons named in the enclosed proxy card intend to vote the shares to which the proxy card relates on such matters in accordance with their best judgment unless otherwise specified in the proxy card.

By order of the Board of Directors,

Charles D. Gerlinger
Secretary

Boston, Massachusetts
January 16, 1998

                                                                      0928-PS-98

                                                     January 16, 1998


Dear Plan Participant:

The Annual Meeting of Stockholders of Cabot Corporation will be held on March 12, 1998. The record date for determining stockholders entitled to vote at the meeting was January 12, 1998. Through your participation in the Cabot Corporation Employee Stock Ownership Plan ("ESOP"), Cabot Retirement Incentive Savings Plan ("CRISP"), Cabot Employee Savings Plan ("CESP") and/or the Cabot Oil & Gas Corporation Savings Investment Plan ("SIP"), you are the beneficial owner of Cabot Common Stock and/or Cabot Convertible Preferred Stock and have the right to instruct the Trustee of the Plan or Plans in which you participate how to vote your shares.

The number of shares allocated to you appears at the top of the enclosed proxy card on which your name appears. If you are a participant in the CRISP, the number of shares of Cabot Common Stock held for your account is shown at the top of the card and is followed by the letters "CSP". If you are a participant in the ESOP, the number of shares of Cabot Common Stock held for your account, including the shares of Common Stock issuable upon conversion of Cabot Convertible Preferred Stock held for your account, is shown at the top of the card and is followed by the letters "ESP". If you are a participant in the CESP, the number of shares of Cabot Common Stock held for your account is shown at the top of the card and is followed by the letters "CEP". If you are a participant in the SIP, the number of shares of Cabot Common Stock held for your account is followed by the letters "SIP".

I encourage you to exercise your right to vote these shares by completing the enclosed proxy card instructing the Trustee as to your wishes. Your vote has a doubly important impact. When you vote your shares, you participate directly in the affairs of the Company equally with all other stockholders. In addition, your vote also directs the Trustee of the CRISP, the ESOP and the CESP how to vote those shares for which no instructions are received from other Plan participants plus shares held in each of those Plans that have not been allocated to participants' accounts.

To vote your shares, read the Notice of Meeting and Proxy Statement carefully, mark and sign the enclosed proxy card, and return it to the Company's transfer agent, BankBoston, c/o Boston EquiServe L.P., before March 6, 1998 in the enclosed postage-paid envelope.

The Trustee of each Plan will have the voting instructions of each participant in the Plan tabulated and will vote the shares of the participants by submitting a final proxy card representing each Plan's shares for inclusion in the tally at the Annual Meeting. Your individual vote will not be disclosed to anyone in the Company.

                                                    Sincerely,

                                                    /s/ Samuel W. Bodman

                                                    Samuel W. Bodman
                                                    Chairman of the Board
                                                    and Chief Executive Officer

         [LOGO]

                                CABOT CORPORATION
 P
 R               ANNUAL MEETING OF STOCKHOLDERS -- MARCH 12, 1998
 O
 X         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
 Y

     The undersigned hereby appoints Samuel W. Bodman, Robert Rothberg and Charles D. Gerlinger, and each of them, proxies, with power of substitution, to vote the shares of stock of Cabot Corporation which the undersigned is entitled to vote, as specified on the reverse side of this card, and, if applicable, hereby directs the trustee of employee benefit plan(s) shown on the reverse side hereof to vote the shares of stock of Cabot Corporation allocated to the account(s) of the undersigned or otherwise which the undersigned is entitled to vote pursuant to such employee benefit plan(s), as specified on the reverse side of this card, at the Annual Meeting of Stockholders of Cabot Corporation to be held on March 12, 1998 at 4:00 p.m., EST, in the Enterprise Room of the State Street Bank and Trust Company on the fifth floor at 225 Franklin Street, Boston, Massachusetts, and at any adjournment or postponement thereof.


     WHEN THIS PROXY IS PROPERLY EXECUTED, THE SHARES TO WHICH THIS PROXY RELATES WILL BE VOTED AS SPECIFIED AND, IF NO SPECIFICATION IS MADE, WILL BE VOTED FOR ALL NOMINEES FOR DIRECTORS IN PROPOSAL 1, AND IT AUTHORIZES THE ABOVE DESIGNATED PROXIES AND TRUSTEE, AS APPLICABLE, TO VOTE IN ACCORDANCE WITH THEIR JUDGMENT ON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.

                                                                   -------------
                                                                    SEE REVERSE
                                                                        SIDE
                                                                   -------------
                  (CONTINUED AND TO BE SIGNED ON REVERSE SIDE)

           PLEASE MARK
 [X]       VOTES AS IN
           THIS EXAMPLE.

             THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL 1

1. Election of Directors.                               2. To transact such other business as may properly
   NOMINEES:  Kennett F. Burnes, John G.L. Cabot,          come before the Annual Meeting and any
   John S. Clarkeson, Robert P. Henderson,                 adjournment or postponement thereof.
   Roderick C.G. MacLeod, John F. O'Brien
   and Charles P. Siess, Jr.

   FOR                WITHHELD
   ALL       [ ]      FROM         [ ]
   NOMINEES           ALL                          MARK HERE FOR ADDRESS
                      NOMINEES                     CHANGE AND NOTE AT LEFT  [ ]

   For, except vote withheld from the following nominee(s):

   --------------------------------------------------


                        PLEASE SIGN, DATE, AND RETURN THIS PROXY CARD PROMPTLY.



Signature:                Date:          Signature:               Date:
          ---------------      -------             ---------------     -------